Exhibit 10.2

                                 AMENDMENT NO. 3
                                       to
           CONVERTIBLE PREFERRED STOCK AND WARRANTS PURCHASE AGREEMENT
                                     between
                       Atlantic Technology Ventures, Inc.
                                       and
                         the Investors Signatory Hereto


          THIS AMENDMENT NO. 3 TO CONVERTIBLE PREFERRED STOCK AND WARRANTS PURCHASE AGREEMENT is entered into effective as of January 19, 2001 (the "Amendment"), between the Investors signatory hereto (each an "Investor" and together the "Investors"), and Atlantic Technology Ventures, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company").

          WHEREAS, the parties entered into that certain Convertible Preferred Stock and Warrants Purchase Agreement dated September 28, 2000, as amended on October 31, 2000 and January 9, 2001 (the "Purchase Agreement"; terms that are used herein with initial capital letters and are not otherwise defined herein will have the meanings given to them in the Purchase Agreement), and desire to amend certain terms of the Purchase Agreement as provided herein;

         NOW, THEREFORE, in consideration of the mutual promises herein, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:

         1. Definition of Repurchase Event. The definition of "Repurchase Event" contained in Article I of the Purchase Agreement is hereby amended by (A) deleting the period at the end of clause (14) and replacing it with "; and" and
(B) by adding thereafter the following new clause (15):

                  (15) Receipt by the Company, after expiration of the applicable "watch period," of a Staff Determination (as defined in Rule 4815 of the Nasdaq Marketplace Rules) to limit or prohibit the continued listing of the Company's securities on the Nasdaq SmallCap Market, it being understood that (A) this Repurchase Event will not be affected by any right the Company may have to request a hearing or pursue other remedies against Nasdaq, and (B) excluded from the scope of this Repurchase Agreement is any Staff Determination received by the Company that was directly prompted by the express terms of any of the Transaction Documents.

         2. Amendment to Series B Certificate of Designation. Simultaneous with the execution of this Amendment, the Company is hereby authorized to execute and file with the Delaware Department of State an Amended Series B Certificate of Designation in substantially the form attached hereto as Exhibit A.

         3. Company Representations. The Company represents and warrants to the Investors that it has all requisite corporate power and corporate authority to enter into and perform its obligations under this Amendment and the transactions contemplated hereby.

         Except as specifically amended or modified by this Amendment, the terms and conditions of the Purchase Agreement shall remain in effect in every particular as set forth in the Purchase Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to Convertible Preferred Stock and Warrants Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.


                                        Atlantic Technology Ventures, Inc.


                                        By:  /s/ Frederic P. Zotos
                                              -----------------------------
                                        Name:  Frederic P. Zotos
                                              -----------------------------
                                        Title: President
                                              -----------------------------

Address: 175 Bloor Street East           Investor: BH Capital Investments, L.P.
South Tower, 7th Floor                   By: HB and Co., Inc., its General
Toronto, Ontario, Canada M4W 3R8             Partner
Fax: 416-929-5314                        By:  /s/ Henry Brachfeld
                                              -----------------------------
                                         Name: Henry Brachfeld, President

Address: 33 Prince Arthur Avenue         Investor: Excalibur Limited Partnership
Toronto, Ontario, Canada M5R I B2        By: Excalibur Capital Management, Inc.
Fax: 416-964-8868

                                         By:  /s/ William Hechter
                                              -----------------------------
                                         Name: William Hechter, President